As filed with the Securities and Exchange Commission on: October 24, 1997.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933

                          United Petroleum Corporation
             (Exact name of registrant as specified in its charter)

Delaware                                                               13-310494
(State of incorporation)                           (I.R.S. Employer I.D. Number)

1111 Northshore Drive - Suite N. 425
Knoxville, Tennessee                                                       37919
(Address of principal executive offices)                              (zip code)

                 United Petroleum Corporation 1994 Stock Option and Stock Bonus Plan and the 1997 Amendment #2
                             Full Title of the Plan

                        Mr. Michael F. Thomas, President
                          United Petroleum Corporation
                      1111 Northshore Drive - Suite N. 425
                           Knoxville, Tennessee 37919
                     (Name and address of agent for service)

                                 (423) 909-0890
          (Telephone number, including area code, of Agent for Service)

                                          CALCULATION OF REGISTRATION FEE

Title of                     Amount To                  Proposed                    Proposed                 Amount
Class of                     Be                         Maximum                     Maximum                  of Fee
Securities                   Registered                 Price per                   Offering
To Be                        (1)                        Share(2)                    Price
Registered
=========================    =======================    ========================    =====================    =====================

Common                       1,000,000                  $0.265625                   $265,625                 $80.49
Stock,
$.01 par
value

--------

         (1) This registration statement covers 1,000,000 shares, the increased number of shares for which options may be granted or bonus shares issued under the 1994 Stock Option and Stock Bonus Plan as the result of the 1997 Amendment #2 to the 1994 Stock Option and Stock Bonus Plan. In addition, this registration statement covers such additional indeterminate number of shares of Common Stock as may be issued upon exercise of options by reason of adjustments in the number of shares of Common Stock pursuant to anti-dilution provisions contained in the plan under which the options were granted. Because such additional shares of Common Stock will, if issued, be issued for no additional consideration, no registration fee is required.

         (2) Estimated solely for calculation of the amount of the registration fee. All shares of Common Stock are being offered to employees (as said term is defined in the General Instructions to the Form S-8) who are not restricted as to the price or prices at which such securities may be sold. It is anticipated that such securities will be offered at prices approximating fluctuating market prices. Therefore, pursuant to Rule 457 of the Securities Act of 1933, as amended, the registration fee has been calculated based upon the higher of (i) the average of $0.25 per share and $0.28125 per share, the bid and asked prices of the Company's Common Stock on October 21, 1997 as reported by The NASDAQ Stock Market, Small Cap Market, or (ii) the maximum exercise price per share for shares of common stock issuable upon exercise of options to purchase common stock.

Prior Registration Statement

         This registration statement on Form S-8 relates to registration statements on Form S-8, file no. 33-86206, filed on November 8, 1994, which registered shares issuable in accordance with the terms of the 1994 Stock Option and Stock Bonus Plan, and which was amended by amendment filed with the Securities and Exchange Commission on May 8, 1995, Registration Statement on Form S-8, file no. 33-92054, by amendment filed with the SEC on September 3, 1996, Registration Statement on Form S-8, file no. 333-11293 and by amendment filed with the SEC on May 22, 1997, Registration Statement on Form S-8, file no. 333-27627 and such registration statements are incorporated by reference herein.

Additional Information

         This registration statement of Form S-8 covers 1,000,000 shares, the increased number of shares for which options may be granted or bonus shares issued under the 1994 Stock Option and Stock Bonus Plan (the "Plan"), as amended by the 1997 Amendment #2 to the Plan.

Item 8. Exhibits.

4.1 One Capital Advisory Agreement*

4.2 Wood Capital Associates Consulting Agreement*

4.3 United Petroleum Corporation 1994 Stock Option and Stock Bonus Plan*

4.4 1995 Amendment to United Petroleum Corporation 1994 Stock Option and Stock Bonus Plan**

4.5 1996 Amendment to United Petroleum Corporation 1994 Stock Option and Stock Bonus Plan. ***

4.6 Agreement between M.A.G. & Associates, Inc. and United Petroleum
Corporation**

4.7 Agreement between Strategic Holdings Corporation and United Petroleum Corporation ***

4.8 1997 Amendment to United Petroleum Corporation 1994 Stock Option and Stock Bonus Plan.****

4.9 Agreement between Joel Brownstein and United Petroleum Corporation dated April 25, 1997.****

4.10 1997 Amendment #2 to United Petroleum Corporation 1994 Stock Option and Stock Bonus Plan.

4.11 Consulting Agreement between Equity Management Partners and United Petroleum Corporation dated January 2, 1997.

4.12 Agreement between Sound Capital, Inc. and United Petroleum Corporation dated June 8, 1997.

5.1 Opinion of Brenman Key & Bromberg, PC.*

5.2 Opinion of Robson & Miller, LLP

24.1 Consent of Reel & Swafford, PLLC

24.2 Consent of Robson & Miller, LLP which is contained in Exhibit No. 5.2

---------------
   *Incorporated by reference to Registration Statement on Form S-8, no. 33-86206 filed on November 8, 1994.
  **Incorporated by reference to Registration Statement on Form S-8, no. 33-92054 filed on May 8, 1995.
 *** Incorporated by reference to Registration Statement on Form S-8, no. 333-11293 filed on September 3, 1996.
**** Incorporated by reference to Registration Statement on Form S-8, no. 333-27627 filed on May 22, 1997.

                     [Rest of Page Intenionally Left Blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on October 21, 1997

                                            UNITED PETROLEUM CORPORATION
                                            (Registrant)

                                            By: s/Michael F. Thomas
                                               ---------------------------------
                                               Michael F. Thomas, President

         Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in their capacities and on the dates indicated.

Signature                         Title                            Date

s/Michael F. Thomas               Chief Executive         October 21, 1997
--------------------------        Officer, and
Michael F. Thomas                 Director

s/Dwight S. Thomas                Director                October  21, 1997
--------------------------
Dwight S. Thomas

s/Neal Melnick                    Director                October 21, 1997
--------------------------
Neal Melnick

s/Walter Helton                   Director                October 21, 1997
--------------------------
Walter Helton

s/Arthur H. VanBuren              Director                October 22, 1997
--------------------------
Arthur H. VanBuren

                                  Director                October   , 1997
--------------------------
Antonio Julio Gonzales

                                  Director                October   , 1997
--------------------------
Eugenio Rolando Martinez

                                  Director                October   , 1997
--------------------------
Steven Bauer

s/Charles Lobetti                 Principal Financial     October 21, 1997
--------------------------        and Accounting
Charles Lobetti                   Officer